                                                                       2 of 36
                                    Part I - Financial Information
                                    ------------------------------

   Item 1 - Financial Statements
   -----------------------------

   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
   CONSOLIDATED STATEMENTS OF INCOME (unaudited)

   (thousands, except per share amounts)                  Three Months Ended
                                                               June 30
                                                         --------------------
                                                           1995        1994
                                                         --------    --------

   INTEREST INCOME
     Interest and fees on loans......................... $474,282    $403,509
     Interest on federal funds sold and securities
       purchased under agreements to resell.............      711         372
     Interest and dividends on securities:
       Taxable interest income..........................   93,629      97,481
       Tax-exempt interest income.......................    8,483       9,898
       Dividends........................................      985       1,422
     Interest on bank deposits..........................      565       7,322
     Interest on trading account securities.............    1,350       1,846
                                                         --------    --------
         Total Interest Income..........................  580,005     521,850
                                                         --------    --------
   INTEREST EXPENSE
     Interest on:
       Deposits.........................................  195,630     144,154
       Short-term borrowings............................   28,249      13,577
       Long-term debt...................................   14,111      12,682
                                                         --------    --------
         Total Interest Expense.........................  237,990     170,413
                                                         --------    --------
           Net Interest Income..........................  342,015     351,437

   Provision for possible credit losses.................   10,000      20,000
                                                         --------    --------
     Net Interest Income after Provision
       for Possible Credit Losses.......................  332,015     331,437
                                                         --------    --------
   NON-INTEREST INCOME
     Trust income.......................................   27,513      27,628
     Service charges on deposit accounts................   36,503      36,621
     Other service charges, commissions and fees........   26,821      20,816
     Trading revenue....................................    2,158         984
     Net securities transactions........................    6,970       4,726
     Other income.......................................   11,944       5,806
                                                         --------    --------
       Total Non-Interest Income........................  111,909      96,581
                                                         --------    --------
   NON-INTEREST EXPENSE
     Salaries and benefits expense......................  123,664     118,883
     Occupancy expense..................................   28,891      28,443
     Equipment expense..................................   11,268      10,295
     Other expenses.....................................  101,430     103,841
                                                         --------    --------
       Total Non-Interest Expense.......................  265,253     261,462
                                                         --------    --------




                                                                       3 of 36

   Income before income taxes...........................  178,671     166,556
   Income taxes.........................................   63,413      54,963
                                                         --------    --------
   Net Income...........................................  115,258     111,593
   Dividends on Preferred Stock.........................    5,113       5,146
                                                         --------    --------
   Net Income Applicable to Common Stock................ $110,145    $106,447
                                                         ========    ========
   Per common share:
     Net income:
       Primary..........................................    $1.37       $1.29
       Fully diluted....................................     1.34        1.27


   See accompanying notes to consolidated financial statements.

   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    4 of 36
   CONSOLIDATED STATEMENTS OF INCOME (unaudited)

   (thousands, except per share amounts)                   Six Months Ended
                                                               June 30
                                                        ---------------------
                                                           1995        1994

                                                        ---------   ---------
   INTEREST INCOME
     Interest and fees on loans........................  $932,314    $797,655
     Interest on federal funds sold and securities
       purchased under agreements to resell............     1,062         490
     Interest and dividends on securities:
       Taxable interest income.........................   198,634     194,196
       Tax-exempt interest income......................    17,261      20,407
       Dividends.......................................     2,171       2,617
     Interest on bank deposits.........................     1,095      17,681
     Interest on trading account securities............     2,574       3,421
                                                        ---------   ---------
         Total Interest Income......................... 1,155,111   1,036,467
                                                        ---------   ---------
   INTEREST EXPENSE
     Interest on:
       Deposits........................................   379,910     287,261
       Short-term borrowings...........................    55,840      24,057
       Long-term debt..................................    29,580      23,515
                                                        ---------   ---------
         Total Interest Expense........................   465,330     334,833
                                                        ---------   ---------
           Net Interest Income.........................   689,781     701,634

   Provision for possible credit losses................    20,000      44,000
                                                        ---------   ---------
     Net Interest Income after Provision
       for Possible Credit Losses......................   669,781     657,634
                                                        ---------   ---------
   NON-INTEREST INCOME
     Trust income......................................    53,882      54,891
     Service charges on deposit accounts...............    72,222      73,905
     Other service charges, commissions and fees.......    52,141      40,686
     Trading revenue...................................     5,065       4,635
     Net securities transactions.......................    14,043       8,808
     Other income......................................    23,901      13,040
                                                        ---------   ---------
       Total Non-Interest Income.......................   221,254     195,965
                                                        ---------   ---------
   NON-INTEREST EXPENSE
     Salaries and benefits expense.....................   249,880     241,022
     Occupancy expense.................................    58,636      60,377
     Equipment expense.................................    22,469      21,223
     Other expenses....................................   206,108     202,419
                                                        ---------   ---------
       Total Non-Interest Expense......................   537,093     525,041
                                                        ---------   ---------

                                                                       5 of 36

   Income before income taxes..........................   353,942     328,558
   Income taxes........................................   125,749     108,099
                                                        ---------   ---------

   Net Income..........................................   228,193     220,459
   Dividends on Preferred Stock........................    10,321      10,277
                                                        ---------   ---------
   Net Income Applicable to Common Stock...............  $217,872    $210,182
                                                        =========   =========
   Per common share:
     Net income:
       Primary.........................................     $2.69       $2.54
       Fully diluted...................................      2.62        2.49




   See accompanying notes to consolidated financial statements.

   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    6 of 36
   CONSOLIDATED STATEMENTS OF CONDITION

                                                       June 30      December 31
                                                        1995           1994
 (thousands)                                         (unaudited)
                                                     -----------    -----------
 [S]                                                   [C]            [C]

 ASSETS
 Cash and due from banks............................  $1,750,833     $2,082,002
 Interest-bearing time deposits.....................     455,033         35,567
 Securities held to maturity........................   3,877,896      4,186,860
   (market value of $3,879,660 at June 30, 1995
   and $4,049,457 at December 31, 1994)
 Securities available for sale, at market value.....   2,409,976      3,781,163
 Trading account securities, at market value........     100,529        110,494
 Federal funds sold and securities purchased under
   agreements to resell.............................     703,375         50,675
 Loans, net of unearned income......................  23,999,147     23,801,241
   Less: Reserve for possible credit losses.........    (565,450)      (599,333)
                                                     -----------    -----------
     Net loans......................................  23,433,697     23,201,908
 Premises and equipment.............................     428,328        437,677
 Customers' acceptance liability....................     160,374        215,556
 Other assets.......................................   2,041,740      2,113,794
                                                     -----------    -----------
       Total Assets................................. $35,361,781    $36,215,696
                                                     ===========    ===========
 LIABILITIES
 Deposits in domestic offices:
   Demand deposits..................................  $5,195,045     $5,393,749
   Savings/NOW deposits.............................   8,831,105      9,271,335
   Money market deposit accounts....................   3,919,395      4,257,135
   Other consumer time deposits.....................   9,467,150      8,858,443
   Corporate certificates of deposit................     381,616        393,058
 Deposits in overseas offices.......................   1,024,612        733,132
                                                     -----------    -----------
     Total Deposits.................................  28,818,923     28,906,852
 Short-term borrowings..............................   2,020,966      2,716,922
 Acceptances outstanding............................     161,355        218,625
 Other liabilities..................................     744,470        682,699
 Long-term debt.....................................     676,750        813,623
                                                     -----------    -----------
       Total Liabilities............................  32,422,464     33,338,721

                                                                       7 of 36
   STOCKHOLDERS' EQUITY
 Preferred stock....................................     219,219        229,707
  Common stock ($1.00 par)
    Authorized: 150,000,000 shares
    Issued: 81,998,930 shares at June 30, 1995 and
     82,003,121 shares at December 31, 1994.........      81,999         82,003
 Surplus............................................   1,255,143      1,256,020
 Retained earnings..................................   1,556,804      1,430,149
 Net unrealized losses--securities
   available for sale...............................      (8,494)       (75,232)
 Less treasury stock, at cost: 3,345,884 shares at
   June 30, 1995 and 1,020,282 shares
     at December 31, 1994...........................    (165,354)       (45,672)
                                                     -----------    -----------
       Total Common Stockholders' Equity............   2,720,098      2,647,268
                                                     -----------    -----------
       Total Stockholders' Equity...................   2,939,317      2,876,975
                                                     -----------    -----------
       Total Liabilities and Stockholders' Equity... $35,361,781    $36,215,696
                                                     ===========    ===========


   See accompanying notes to consolidated financial statements.

                                                                       8 of 36
   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (unaudited) (thousands)


                                                            Six Months Ended
                                                                June 30
                                                         ----------------------
                                                            1995        1994
                                                         ----------  ----------

   Balance, January 1..................................  $2,876,975  $2,738,428
     Net income........................................     228,193     220,459
     Common Stock issued:
       Private placement--Santander exercise
         of warrants...................................        -        121,189
       Stock options and dividend reinvestment plan....      13,744      13,114
       Other...........................................        -          1,567
     Purchases of treasury stock.......................    (155,699)   (144,634)
     Dividends on Common Stock.........................     (80,313)    (67,118)
     Dividends on Preferred Stock......................     (10,321)    (10,277)
     Net unrealized gains (losses)-- securities
       available for sale..............................      66,738     (55,624)
     Other.............................................        -          3,200
                                                         ----------  ----------
   Balance, June 30....................................  $2,939,317  $2,820,304
                                                         ==========  ==========

                                                                       9 of 36
   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
   CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

                                                             Six Months Ended
                                                                 June 30
                                                         -------------------------
   (thousands)                                               1995          1994
                                                         -----------   -----------

   Cash flows from operating activities:
     Net income.........................................   $228,193      $220,459
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Provision for possible credit losses...............     20,000        44,000
     Depreciation, amortization and accretion...........     39,837        36,363
     Deferred income tax provision......................     26,858        27,524
     Gain on sale of assets.............................    (16,950)       (6,828)
     Net securities transactions (gains)................    (14,043)       (8,808)
     Proceeds from sales of trading account
       securities.......................................  5,081,262     5,084,239
     Purchases of trading account securities............ (5,066,232)   (5,092,353)
     Decrease (increase) in accrued interest receivable.      3,925        (3,081)
     Increase in accrued interest payable...............     40,645        42,066
     Change in current taxes payable....................     13,965        35,621
     Other, net.........................................     98,209       127,329
                                                         ----------    ----------
         Net cash provided by operating activities......    455,669       506,531

   Cash flows from investing activities:
     Proceeds from maturities of securities
       held to maturity.................................    736,264     1,439,318
     Purchases of securities held to maturity...........   (501,122)     (936,070)
     Proceeds from sales of securities available
       for sale.........................................  1,621,565       497,067
     Proceeds from maturities of securities
       available for sale...............................    197,910       408,296
     Purchases of securities available for sale.........   (247,134)   (1,396,346)
     Net (disbursements) from lending activities........   (217,335)     (129,033)
     Purchases of premises and equipment................    (26,952)      (31,043)
     Proceeds from sales of premises and equipment......      1,621         6,378
     Net change in acceptances..........................     (2,088)       (5,600)
     Net cash on acquisitions...........................    943,182        49,454
                                                         ----------    ----------
         Net cash provided by/(used in)
           investing activities.........................  2,505,911       (97,579)

   Cash flows from financing activities:
     Change in demand, savings/NOW, and money market
       deposits......................................... (1,432,538)     (546,401)
     Change in corporate certificates of deposit and
       deposits in overseas offices.....................    280,038        (6,880)
     Change in other consumer time deposits.............      2,543      (469,920)
     Change in short-term borrowings....................   (695,956)      442,503
     Issuance of long-term debt.........................       -          200,000
     Payments on long-term debt.........................   (136,873)         (181)
     Purchases of treasury stock........................   (155,699)     (144,634)
     Issuance of common stock...........................     13,744       134,303
     Dividends paid.....................................    (95,842)      (77,380)
                                                         ----------    ----------
         Net cash (used in) financing activities........ (2,220,583)     (468,590)
                                                         ----------    ----------



                                                                      10 of 36

         Net change in cash and cash equivalents........    740,997       (59,638)
         Cash and cash equivalents at beginning
           of period (A)................................  2,168,244     2,826,039
                                                         ----------    ----------
         Cash and cash equivalents at end
           of period (A)................................ $2,909,241    $2,766,401
                                                         ==========    ==========

   Supplemental disclosures:
     Total amount of interest paid for the period.......   $424,685      $292,767
                                                         ==========    ==========
     Total amount of income taxes paid for
       the period.......................................    $81,535       $99,196
                                                         ==========    ==========
     Total amount of loans transferred to OREO..........    $17,668       $23,194
                                                         ==========    ==========


   (A) Reconciliation:                     June 30               December 31
                                    ----------------------  ----------------------
                                       1995        1994        1994        1993
                                    ----------  ----------  ----------  ----------
   Cash and due from banks......... $1,750,833  $1,765,962  $2,082,002  $1,831,270
   Interest-bearing time deposits..    455,033     441,899      35,567     979,769
   Federal funds sold and
     securities purchased under
     agreements to resell..........    703,375     558,540      50,675      15,000
                                    ----------  ----------  ----------  ----------
   Total cash and cash
     equivalents................... $2,909,241  $2,766,401  $2,168,244  $2,826,039
                                    ==========  ==========  ==========  ==========

   See accompanying notes to consolidated financial statements.

                                                                       11 of 36
                         SUMMARIZED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (1) In Management's opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three and six month periods ended June 30, 1995 and June 30, 1994 in conformity with generally accepted accounting principles. These financial statements should be read in conjunction with First Fidelity Bancorporation's ("First Fidelity" or "the Company" herein) 1994 Annual Report on Form 10-K.

         (2) Primary earnings per share is based on the weighted average number of common shares outstanding during each period, including the assumed exercise of dilutive stock options and warrants, using the treasury stock method. Primary earnings per share also reflects provisions for dividend requirements on all outstanding shares of the Company's preferred stock.

               Fully diluted earnings per share is based on the weighted average number of common shares outstanding during each period, including the assumed conversion of convertible preferred stock into common stock and the assumed exercise of dilutive stock options and warrants using the treasury stock method. Fully diluted earnings per share also reflects provisions for dividend requirements on non-convertible preferred stock.

         (3) As previously reported, effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures". Under SFAS 114 and SFAS 118, impaired loans must be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price, or the fair value of the collateral if the loan is collateral-dependent.